UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2007 (November 28, 2007)
eResearchTechnology, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	0-29100	22-3264604

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 South 17th Street, Philadelphia, PA		19103

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone, including area code: 215-972-0420

Not applicable.

(Former Name and Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On November 28, 2007, eResearchTechnology, Inc. (the “Company”) completed its acquisition of Covance Cardiac Safety Services Inc., a Pennsylvania corporation (“CCSS”), pursuant to the Share Purchase Agreement (the “Purchase Agreement”) among the Company, Covance Central Laboratory Services Limited Partnership, an Indiana limited partnership (the “Shareholder”), CCSS and Covance Inc., a Delaware corporation (“Covance” and, together with the Shareholder, the “Covance Parties”). Also, on November 27, 2007 and as previously reported in the Company’s Current Report on Form 8-K dated November 27, 2007, the Company entered into the Exclusive Marketing Agreement (the “Marketing Agreement”) with Covance under which Covance agreed to offer the Company’s centralized cardiac safety services to Covance’s clients, on an exclusive basis, for a period of 10 years.
     CCSS is engaged primarily in the business of processing electrocardiograms in a digital environment as part of clinical trials of pharmaceutical candidates to assure patient safety. Under the terms of the Purchase Agreement, the Company purchased all of the outstanding shares of capital stock of CCSS in consideration of an upfront cash payment of $35.2 million plus additional cash payments of up to approximately $14 million, based upon the Company’s potential realization of revenue from the backlog transferred and from new contracts secured through Covance’s marketing activities. The final net proceeds to Covance are further subject to certain post-closing working capital adjustments. As previously reported, under the terms of the Marketing Agreement, Covance is obligated to use the Company as its exclusive provider of centralized cardiac safety services, and to offer these services to Covance’s clients, on an exclusive basis, for a 10-year period. Under the terms of the Marketing Agreement, the Company is required to pay Covance portions of the revenue received by the Company during each calendar year of the 10-year term, based primarily on referrals made by Covance under the Marketing Agreement. The Marketing Agreement does not restrict the Company’s continuing collaboration with its other key CRO, Phase I, Academic Research Center and other strategic partners.
     The foregoing description of the Purchase Agreement and the Marketing Agreement, and the additional information relating to the Marketing Agreement included in Item 8.01 of this Report, are qualified in their entirety by reference to the full text of the Purchase Agreement and the Marketing Agreement (except to the extent of the confidential treatment request referenced in the next sentence) which are attached to this Report as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference. Confidential treatment has been requested with respect to certain portions of the Marketing Agreement. Omitted portions have been filed separately with the United States Securities and Exchange Commission (the “SEC”).
     Other than with respect to the transactions reported in Item 2.01 and Item 8.01 of this Report, there is no material relationship between Covance or any of its affiliates and the Company or any of its affiliates, or, to the knowledge of the Company, any director or officer of the Company, or any associate of any such director or officer.
     For additional information relating to the Marketing Agreement, see Item 8.01 of this Report.
Cautionary Statements
     The Purchase Agreement and the Marketing Agreement have been included in this Report to provide investors with information regarding their respective terms. The summaries of the Purchase Agreement and the Marketing Agreement contained in this Report may not contain all of the information about these agreements that is important to investors. Therefore, it is recommended that each investor read carefully the copy of the Purchase Agreement that is being filed as Exhibit 2.1 to this Report and the copy of the Marketing Agreement that is being filed as Exhibit 10.1 to this Report, each in its entirety (other than the portions of the Marketing Agreement omitted pursuant to the confidential treatment request referenced above), as the rights and obligations of the parties are governed by the express terms of the Purchase Agreement and the Marketing Agreement and not by the summaries contained in this Report.

     The Purchase Agreement contains representations, warranties and covenants made by, and to, the Company and the Covance Parties. These representations, warranties and covenants, which are set forth in the copy of the Purchase Agreement being filed as Exhibit 2.1 of this Report, were made for the purposes of negotiating and entering into the Purchase Agreement between the parties. In addition, these representations, warranties and covenants made by the parties in the Purchase Agreement are qualified and limited, including by information in the schedules referenced in the Purchase Agreement that the Covance Parties delivered in connection with the execution of the Purchase Agreement. Furthermore, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of filing of this Report, may have changed since the date of the Purchase Agreement, and subsequent developments or new information qualifying a representation or warranty may be included in documents filed with the SEC in the future. Accordingly, these representations and warranties should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CCSS or the Company.
Forward-Looking Statements
     The statements contained in this Report may include forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from expected results. These factors include, without limitation, (1) the occurrence of any effect, event, development or change that could give rise to the termination or suspension of the Marketing Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company or others following announcement of entering into the Marketing Agreement; (3) the inability to perform the services contemplated by the Marketing Agreement; (4) risks that the transactions disrupt current plans and operations of the Company; (5) the ability of the Company to recognize the contemplated benefits of the Purchase Agreement or the Marketing Agreement; (6) the amount of the costs, fees, expenses and charges related to the Purchase Agreement and the Marketing Agreement; and (7) other risks and uncertainties detailed in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
Item 2.05. Costs Associated with Exit or Disposal Activities.
     In connection with its acquisition of CCSS on November 28, 2007, the Company committed to a plan (the “Plan”) to integrate the operations of CCSS with the Company’s operations within approximately one year following the acquisition of CCSS. The principal features of the Plan contemplate the closing of the operations of CCSS currently conducted in Reno, Nevada and Crawley, West Sussex, United Kingdom, after the integration of the operations of CCSS conducted at these facilities into the Company’s existing facilities in Philadelphia, Pennsylvania; Bridgewater, New Jersey; and Peterborough, United Kingdom. In connection with the contemplated closure of the existing facilities of CCSS, the Company plans to eliminate certain full-time, part-time and contract personnel at those facilities. The precise timing of these position eliminations has not been determined, but they will coincide with the Company’s integration activities over approximately the next year. All position eliminations and employee discharges will be effectuated in compliance with all applicable federal, state and local laws. The Plan contemplates that CCSS will continue to perform all of its obligations under agreements to provide cardiac safety services to third parties. At the time of the Company’s acquisition of CCSS, these agreements accounted for a net backlog of approximately $28 million. With the concurrence of the respective counterparties to CCSS under these agreements, certain obligations of CCSS to provide cardiac safety services may be performed using the Company’s EXPeRT 2® cardiac safety services platform. The

Company does not expect to report significant positive cash flows and operating income from services performed under these agreements using the legacy platform of CCSS. However, management believes that services performed under these agreements using the Company’s EXPeRT 2® platform should generate operating margins that are more reflective of the Company’s historical operating results, subject to pricing and other terms of the specific agreements under which the services are performed.
     As of the date of filing of this Report, the Company is unable to make a final determination of the estimated range of costs and other charges it may incur in connection with its acquisition of CCSS. Accordingly, the Company will provide information relating to these costs and other charges after it is able to determine the estimate or range of estimates for these costs and other charges, and will file with the SEC one or more amendments to this Report, or include disclosure of these costs or other charges in other reports the Company files with the SEC, as details of any impairment charges are refined and estimates of the related costs and charges are finalized.
Item 8.01. Other Events.
     As disclosed in Item 2.01 of this Report and as previously reported in the Company’s Current Report on Form 8-K dated November 27, 2007, on November 27, 2007, the Company entered into the Marketing Agreement which is attached to this Report as Exhibit 10.1 (other than the portions thereof omitted pursuant to the confidential treatment request referenced in Item 2.01 of this Report) and is incorporated herein by reference. The portions of Item 2.01 of this Report relating to the Marketing Agreement are incorporated by reference in Item 8.01 of this Report.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.
     The requisite financial statements of CCSS will be filed by amendment to this Report within seventy-one (71) calendar days after the date of filing of this Report.
(b)	Pro forma financial information.
     The requisite pro forma financial information regarding the acquisition of CCSS will be filed by amendment to this Report within seventy-one (71) calendar days after the date of filing of this Report.
(c)	Shell company transactions.

None.

(d)	Exhibits.

Exhibit	Exhibit Title

2.1	Share Purchase Agreement dated November 27, 2007 by and among the Company, Covance Central Laboratory Services Limited Partnership, Covance Cardiac Safety Services Inc. and Covance Inc.

10.1*	Exclusive Marketing Agreement dated November 27, 2007 by and between the Company and Covance Inc.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.
By:	/s/ Richard A. Baron
Richard A. Baron
Executive Vice President, Chief Financial Officer and Secretary

Dated: December 4, 2007

EXHIBIT INDEX

Exhibit	Exhibit Title

2.1	Share Purchase Agreement dated November 27, 2007 by and among the Company, Covance Central Laboratory Services Limited Partnership, Covance Cardiac Safety Services Inc. and Covance Inc.

10.1*	Exclusive Marketing Agreement dated November 27, 2007 by and between the Company and Covance Inc.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.